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                         Consent of Ernst & Young LLP




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36619) pertaining to the 1995 Long-Term Incentive and Stock Option Plan and 1996 Non-Employee Director Stock Option Plan of Nutrition Medical, Inc. of our report dated March 1, 1999 with respect to the financial statements of NM Holdings, Inc. (formerly known as Nutrition Medical, Inc.) included in the Annual Report on Form 10-KSB for the year ended December 31, 1998.


                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 29, 1998